New England Business Service, Inc.
                 Statement Re Computation of Per Share Earnings
                     (In Thousands Except Per Share Data)


                                  Exhibit 11
                                  ----------

                                  Three Months Ended      Six Months Ended
                                   December 28, 1996      December 28, 1996
                                  ------------------     ------------------
                                              Fully                  Fully
                                  Primary    Diluted     Primary    Diluted
                                  -------    -------     -------    -------
Shares
------

Weighted Average Shares
  of Common Stock                  13,111     13,111      13,448     13,448

Add:
  Common Stock Equivalents
    in the form of Stock Options      162        246         158        246
                                  -------    -------     -------    -------
Weighted Average Common Stock
  and Common Stock Equivalents     13,273     13,357      13,606     13,694
                                  =======    =======     =======    =======

Earnings
--------

Earnings per Consolidated
  Statement of Income             $ 5,700    $ 5,700     $ 6,378    $ 6,378
                                  =======    =======     =======    =======

Earnings per Share                $   .43    $   .43     $   .47    $   .47
                                  =======    =======     =======    =======